Exhibit 99.1

PHOENIX PHYSICIANS, LLC

and AFFILIATES

(LIMITED LIABILITY COMPANIES)

COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2013 and 2012

INDEPENDENT AUDITORS’ REPORT

Managing Member

Phoenix Physicians, LLC and Affiliates (Limited Liability Companies)

Fort Lauderdale, Florida

We have audited the accompanying combined financial statements of Phoenix Physicians, LLC and Affiliates (Florida, North Carolina, Ohio, Michigan and New Jersey Limited Liability Companies) (the “Group”), which comprise the combined statements of financial position as of December 31, 2013 and 2012, and the related combined statements of income, changes in members’ equity, and cash flows for the years then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Phoenix Physicians, LLC and affiliates as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

The Group has significant related party transactions.

/s/ DaszkalBolton LLP

Boca Raton, Florida

August 26, 2014

PHOENIX PHYSICIANS, LLC AND AFFILIATES

COMBINED STATEMENTS OF FINANCIAL POSITION

	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$3,895,850	$2,906,882
Accounts receivable, net	15,075,642	10,951,243
Accounts receivable-subsidy income, net	1,972,209	3,618,705
Receivables from related party	277,500	28,950
Prepaid expenses and other current assets	2,884,784	1,616,774
Total current assets	24,105,985	19,122,554
Non-current assets:
Property and equipment, net	88,759	145,031
Deposits	91,855	75,205
Total assets	$24,286,599	$19,342,790

Liabilities and Members’ Equity
Current liabilities:
Accounts payable	1,134,487	3,170,868
Accrued physician fees and other expenses	7,509,506	6,638,650
Accrued payroll	472,167	501,070
Current maturities of long-term debt	1,673,230	1,727,120
Total current liabilities	10,789,390	12,037,708
Long-term debt	1,296,026	2,969,255
Total liabilities	12,085,416	15,006,963

Members’ equity	12,201,183	4,335,827
Total liabilities and members’ equity	$24,286,599	$19,342,790

See accompanying notes to combined financial statements.

PHOENIX PHYSICIANS, LLC AND AFFILIATES

COMBINED STATEMENTS OF INCOME

	Years ended December 31,
	2013	2012
Revenue:
Fee-for-service contract revenue	$85,229,466	$72,011,183
Subsidy income	31,037,685	29,461,678
Other	1,388,160	1,771,659
Total revenue	117,655,311	103,244,520

Direct contract expenses:
Provider fees	90,152,785	78,209,851
Billing expenses	6,544,062	8,525,140
Other direct expenses	2,123,097	1,468,991
Total direct contract expenses	98,819,944	88,203,982

Gross profit	18,835,367	15,040,538

Selling, general and administrative expenses	8,655,258	6,990,638
Operating income	10,180,109	8,049,900
Interest expense	(197,179)	(281,861)
Net income	$9,982,930	$7,768,039

See accompanying notes to combined financial statements.

PHOENIX PHYSICIANS, LLC AND AFFILIATES

COMBINED STATEMENTS OF CHANGES OF MEMBERS’ EQUITY

Balance, December 31, 2011	$2,232,785
Net income	7,768,039
Members’ distribution	(5,664,997)
Balance, December 31, 2012	4,335,827
Net income	9,982,930
Members’ distributions	(2,117,574)
Balance, December 31, 2013	$12,201,183

See accompanying notes to combined financial statements.

PHOENIX PHYSICIANS, LLC AND AFFILIATES

COMBINED STATEMENTS OF CASH FLOWS

	Years ended December,
	2013	2012
Cash flows from operating activities
Net income	$9,982,930	$7,768,039
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	82,707	151,320
Changes in assets and liabilities (increase) decrease in:
Accounts receivable, net	(4,124,399)	(2,184,457)
Accounts receivable-subsidy income	1,646,496	765,457
Receivables from related party	(248,550)	(3,057,688)
Prepaid expenses and current assets	(1,268,010)	(735,779)
Deposits	(16,650)	—
Increase (decrease) in:
Accounts payable	(2,036,381)	2,705,956
Accrued physician fees and other expenses	870,856	994,498
Accrued payroll	(28,903)	172,172
Total adjustments	(5,122,834)	(1,188,521)
Net cash provided by (used in) operating activities	4,860,096	6,579,518
Cash flows from investing activities
Purchases of property and equipment	(26,435)	(112,586)
Net cash (used in) investing activities	(26,435)	(112,586)
Cash flows from financing activities
Distributions to members	(2,117,574)	(5,664,997)
Borrowings of long-term debt	1,862,531	113,933
Repayments of long-term debt	(3,589,650)	(1,553,285)
Net cash (used in) financing activities	(3,844,693)	(7,104,349)
Net increase (decrease) in cash and cash equivalents	988,968	(637,417)
Cash and cash equivalents, beginning of year	2,906,882	3,544,299
Cash and cash equivalents, end of year	$3,895,850	$2,906,882

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$197,179	$281,861
Related party expense paid by the Group	$—	$165,000

See accompanying notes to combined financial statements.

PHOENIX PHYSICIANS, LLC AND AFFILIATES

(LIMITED LIABILITY COMPANIES)

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF BUSINESS

Phoenix Physicians, LLC and Affiliates (the “Group”) are physician management companies, which provide a broad range of healthcare and administrative services to physicians, hospitals, and other healthcare organizations.  Such services currently consist primarily of the provision of physician coverage and management of the core emergency department operations and the provision of billing and collection services to some of these groups.  The Group operates nationwide.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Combination and Basis of Presentation

The accompanying combined financial statements include the accounts of the following entities, all of which are under common ownership: Phoenix Physicians, LLC; Clarity Billing Solutions, LLC; Alliance Risk Management Services, LLC; EMS Holdings, LLC (consolidated with Porter, Chitty, Sanchez, P.C.); Phoenix Emergency Physicians of the Northeast, LLC (consolidated with Evergreen Emergency Solutions, P.C.; Hoboken Emergency Physicians, P.C.; Essex Emergency Physicians, P.C.; Evergreen Pediatric Solutions, P.C.; Evergreen Physicians of North Jersey, P.C.; Passaic Emergency Solutions, P.C.; Lakeshore Emergency Solutions, PLLC; Trinitas Emergency Solutions, P.C.); Phoenix Emergency Medicine of Broward, LLC; Phoenix Pediatrics of Broward, LLC; Pompano ER Pediatrics, LLC; Phoenix Obstetrics/Gynecology, LLC (consolidated with Premiere Perinatal Associates, P.A.; Premiere OB/GYN Associates, P.A.); Phoenix Emergency Physicians of the Southeast, LLC (consolidated with Henderson Emergency Physicians, PLLC; Phoenix Emergency Solutions of Fletcher, PLLC; Phoenix Emergency Services of Murphy, PLLC); Phoenix Emergency Physicians of the Midwest, LLC; Phoenix Emergency Services of Madison, LLC; Phoenix Emergency Services of Scott County, LLC; FMC Emergency Solutions, LLC; Clyde Emergency Solutions, LLC; Phoenix Emergency Services of Leesburg, LLC; Cape Fear River Emergency Services Physicians, PLLC; Dan River Emergency Services, LLC; Emergency Services of Central Ohio, LLC; and Spruce Pine Emergency Services, PLLC.  All significant intercompany profits, accounts and transactions have been eliminated in the combination.

Certain companies listed above have entered into service contracts with certain professional corporations, professional associations, or limited liability companies (“Medical Practices”) to provide various management services such as physician scheduling, making disbursements to physicians and vendors, or providing accounting and tax services, etc.  The Medical Practices enter into the contract with the hospital and assign all accounts receivable to the Group.  Generally, the Medical Practices have a sole shareholder or member who is a licensed physician and, in some cases, is a member of the Group.  The Medical Practices also enter in a share transfer agreement with the Group that allows the Group, among other things, to change the sole shareholder or member at the Group’s will with no more than a nominal cost and no significant adverse impact on the Group or the Medical Practices.

The Group has evaluated these standardized agreements including their provisions as to the 10 year term of the contractual relationship and termination provisions.  Based on these provisions, as well as the Group’s control established through the share transfer agreements, and the Group’s ability to reset the financial terms of the services agreements at will, the Group believes that these standardized agreements meet the criteria to present the Medical Practices on a consolidated basis with the respective contracted management service companies.

Use of Estimates

The preparation of the combined financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Income Taxes

As limited liability companies, the Group’s taxable income or loss is allocated to the members in accordance with their percentage ownership for inclusion in the members’ personal income tax returns.  Therefore, no provision or liability for income taxes has been included in the combined financial statements.

The Group records a liability for uncertain tax positions when it is probable that a loss has been incurred and the amount can be reasonably estimated. Interest and penalties related to income tax matters, if any, would be recognized as a component of income tax expense.

PHOENIX PHYSICIANS, LLC AND AFFILIATES

(LIMITED LIABILITY COMPANIES)

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Statement of Cash Flows

For purposes of the statement of cash flows, the Group considers all highly liquid investments with an original maturity of three (3) months or less to be cash equivalents.

Accounts Receivable

Accounts receivable due under fee-for-service contracts include an allowance for contractual adjustments and uncollectibles, which is charged to operations based on evaluation of potential losses.  Contractual adjustments result from the differences between the physician rates for physician services performed and amounts allowed by government-sponsored healthcare programs, insurance companies and other payors for such services.  Uncollectibles represent receivables which are considered unrecoverable.  The allowance considered necessary to cover contractual adjustments and uncollectibles is based on an analysis of current and past accounts, collection experience in relation to amounts billed and other relevant information.  Although management believes allowance amounts provided for are adequate, the ultimate amounts uncollectible could be in excess of the amounts provided.

Property and Equipment

All property and equipment are carried at cost.  Major additions and betterments are charged to the property and equipment accounts while replacements, maintenance or repairs which do not improve or extend the life of the respective assets are expensed in the year incurred.  The Group capitalizes and depreciates all fixed assets with a cost at or above $1,000 with an estimated useful life of greater than one (1) year.  Fully depreciated assets are retained in the property and equipment accounts until removed from service.

Depreciation is computed by the straight-line method over the estimated useful lives of each class of assets as follows:

Estimated
Useful Lives
(Years)

Furniture and fixtures	5
Computers and equipment	3 - 5

Impairment of Long Lived Assets

The Group reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition.  In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets.  The factors considered by management in performing this assessment include current operating results, trends and prospects, and the effects of obsolescence, demand, competition, and other economic factors.

Advertising

The Group expenses advertising costs as they are incurred.  Advertising expense totaled $55,857 and $56,202 for the years ended December 31, 2013 and 2012, respectively.

Revenue Recognition and Related Medical Costs

Contractual arrangements with hospitals are primarily (a) flat rate contracts whereby the Group receives fees from hospitals based on hours of physician coverage provided, (b) fee-for-service contracts whereby the Group bills and collects the charges for medical services rendered by the Group’s contracted healthcare professionals and assumes the financial risks related to patient volume, payor mix, reimbursement rates, and collection, and (c) combination arrangements where the contract is primarily fee-for-service but the hospital pays an availability fee or subsidy based on hours of coverage provided.

For services provided under flat rate agreements, revenue is recognized at the time the service is performed. The fee-for-services arrangements recognize revenue at the estimated net realizable amounts as estimated by management from patients, third-party payors, and others for services rendered. For combination arrangement contracts, the availability fee or subsidy is recognized at the time services are performed, with the balance of revenue recognized at the estimated net realizable amounts as estimated by management from patients, third-party payors and others for services rendered.

Costs of medical services are included in direct contract expenses and are recorded as expenses in the period in which they are incurred.

PHOENIX PHYSICIANS, LLC AND AFFILIATES

(LIMITED LIABILITY COMPANIES)

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Date of Management’s Review

Management has evaluated subsequent events through August 26, 2014, the date on which the financial statements were available to be issued.

NOTE 3 — ACCOUNTS RECEIVABLE

Accounts receivable, net consisted of the following at December 31, 2013 and 2012:

	2013	2012

Gross accounts receivable	$116,069,070	$147,478,124
Less: contractual adjustments and allowance for uncollectibles	(100,993,428)	(136,526,881)
Accounts receivable, net	$15,075,642	$10,951,243

Account receivable, subsidy income, net consisted of the following at December 31, 2013 and 2012:

	2013	2012

Gross accounts receivable	$1,972,209	$3,618,705
Less: allowance for uncollectibles	—	—
Accounts receivable, net	$1,972,209	$3,618,705

Accounts receivable, net for the years ended December 31, 2013 and 2012 includes the following amounts from multiple contracts from a major customer:

	2013		2012
	Amount	Percentage	Amount	Percentage

Accounts receivable	$5,502,769	36.50%	$4,806,485	43.89%

Revenue	$35,002,865	41.07%	$52,628,749	73.08%

Accounts receivable-subsidy income, net for the years ended December 31, 2013 and 2012 includes the following amounts from multiple contracts from a major customer:

	2013		2012
	Amount	Percentage	Amount	Percentage

Accounts receivable	$1,122,874	56.93%	$2,837,051	78.40%

Subsidy income	$21,803,341	70.25%	$21,744,117	73.80%

PHOENIX PHYSICIANS, LLC AND AFFILIATES

(LIMITED LIABILITY COMPANIES)

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 4 — PROPERTY AND EQUIPMENT

The cost, accumulated depreciation and amortization, and net book value of property and equipment are summarized as follows at December 31, 2013 and 2012:

	2013	2012

Furniture and fixtures	$355,509	$355,509
Computer hardware/software	1,659,147	1,632,712
	2,014,656	1,988,221
Less: accumulated depreciation and amortization	(1,925,897)	(1,843,190)

Property and equipment, net	$88,759	$145,031

Depreciation and amortization expense totaled $82,707 and $151,320 for the years ended December 31, 2013 and 2012, respectively.

NOTE 5 — LINE OF CREDIT

The Group has a $5,000,000 revolving line of credit available with a financial institution which expires on October 15, 2014.  The revolving line of credit is payable on demand, secured by all corporate assets and personally guaranteed by a member of the Group.  Interest is paid monthly on the unpaid principal balance at a rate of LIBOR plus 1.25%. The Group drew $8,365,554 and $1,151,221 during the years ended December 31, 2013 and 2012, respectively.

Interest expense for the year ended December 31, 2013 and 2012 amounted to $27,938 and $23,684, respectively.  As of December 31, 2013, the Group’s line of credit had a balance of $0.

NOTE 6 — LONG-TERM DEBT

The Group has a note payable with a bank with monthly payments of principal and interest. Interest accrues at a fixed rate of 3.64%.  The loan matures on September 30, 2015. The note payable is secured by the Group’s properties and assets reflected on the balance sheet. The Group is obligated for minimum annual principal payments as follows:

2014	$1,673,230
2015	1,296,026
$2,969,256

Interest expense for the years ended December 31, 2013 and 2012 amounted to $169,241 and $258,177, respectively.

NOTE 7 — MEDICAL MALPRACTICE CLAIMS

The Group procures professional liability insurance coverage on a claims-made basis.  The insurance contracts specify that coverage with specific individual and aggregate limits is available only during the term of each insurance contract.  The Group purchased a current year claims-made policy, which was effective until August 9, 2011 and a similar policy effective until August 9, 2014.  The Group is insured by an offshore multi-provider captive insurance company (see Related Party Transactions Note) with a U.S. based primary insurance carrier providing a fronting policy with limits of $1,000,000 per occurrence and $3,000,000 aggregate.  The captive insurance company’s policy acts as a retrospectively rated policy where dividends may be paid if loss experience is less than reserves.  The premiums are based on industry loss experience and the Group’s anticipated loss experience and the Group’s account for the premiums as an expense over the period of coverage under the policy.  The Group will accrue estimated losses from asserted and unasserted claims in excess of the minimum premium as deemed necessary.

PHOENIX PHYSICIANS, LLC AND AFFILIATES

(LIMITED LIABILITY COMPANIES)

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 7 — MEDICAL MALPRACTICE CLAIMS, CONTINUED

The Group and certain independent contractor physicians are defendants in medical malpractice lawsuits arising under the policies issued in 2004 through 2009.  The policies cover claims occurring in those years for all Phoenix Physicians, LLC entities and prior acts from 2000 through 2003 for contracts for a hospital client committed by independent contracted physicians under a hospital contract with the Group.  The lawsuits are in various stages of processing, and some may ultimately be brought to trial.  Based on information received from management and legal counsel, the potential settlement of these claims could range from $3,000,000 to $4,100,000.  If these claims proceed to trial, the settlement or damages awarded could be substantially higher.  Incidents occurring through December 31, 2013 and 2012 may result in the assertion of additional claims and management believes the premiums paid to the insurance company are adequate to cover all asserted and unasserted claims at December 31, 2013 and 2012.

The Group maintains an additional claims-made insurance policy with an insurance company licensed in the U.S. effective until August 2014.  Phoenix Physicians, LLC purchases this malpractice policy so that its contracted physicians in the State of Florida will be in compliance with the Florida Medical Licensing Board, which requires licensed physicians to purchase malpractice insurance from an approved list of domestic insurers.  The U.S. insurance company in turn has entered into a reinsurance agreement with the offshore multi-provider captive insurance company to reinsure the U.S. insurance company against any claims and loss expenses presented to them.  As a condition of this reinsurance agreement, the offshore company maintains letters of credit to offset the risk of the U.S. insurance company.  Upon issuance of the policy each year, the U.S. insurer requires that the letters of credit be adjusted to fully collateralize aggregate limit of the new policy.  However, the letters of credit are also periodically reduced by claim payments and by the closure of claims in specific policies.  The letters of credit total approximately $10,250,335 and $9,031,000 at December 31, 2013 and 2012, respectively.

NOTE 8 — RELATED PARTY TRANSACTIONS

The Group has professional liability insurance and/or reinsurance coverage through an offshore multi-provider captive insurance company (“Captive”).  The Group’s managing member is a beneficial owner of the Captive, while the reinsurance company is a separate entity.

A Member of the Group also has an ownership interest in billing companies.  Revenues earned from related entities were $133,043 and $150,000 for the years ended December 31, 2013 and 2012, respectively.

See Note 9 for a description of leasing arrangements with related party lessors.

NOTE 9 — LEASING ARRANGEMENTS

Operating Leases

The Group leases office space and equipment. Lease expense related to non-cancelable office space and medical/ equipment leases amounted to $457,420 and $380,927 for the years ended December 31, 2013 and 2012, respectively.

Included in total lease expense is $65,760 and $65,760 paid to related parties for office space for the years ended December 31, 2013 and 2012, respectively.

Future minimum lease payments required under non-cancelable operating leases as of December 31, 2013, are as follows:

Year Ending December 31,

2014	$418,867
2015	153,139
2016	59,962
$631,968

PHOENIX PHYSICIANS, LLC AND AFFILIATES

(LIMITED LIABILITY COMPANIES)

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 10 — RETIREMENT PLAN

The Group has a qualified contributory savings plan as allowed under Section 401(k) of the Internal Revenue Code that covers all employees meeting certain eligibility requirements.  Employees may contribute from 1% to 15% of their annual compensation to the Plan, limited to a maximum annual amount as set periodically by the Internal Revenue Service.

The Group may make a discretionary matching contribution to the plan at a 50% match on employee contributions up to a maximum of 6%.  In addition, the Group may contribute additional discretionary amounts as determined by the Group’s Board of Directors.  Group matching contributions totaled $166,682 and $159,449 for the years ended December 31, 2013 and 2012, respectively.

NOTE 11 — COMMITMENTS AND CONTINGENCIES

Classification of Physicians as Independent Contractors

Certain of the Group’s affiliate contract with physicians and other health care professionals as independent contractors.  Since these professionals are regarded as independent contractors, such affiliates do not withhold federal or state income taxes, make federal or state unemployment tax payments or provide workers’ compensation insurance with respect to such independent contractors.  The payment of applicable taxes is regarded by the Group as the responsibility of such independent contractors.  The Group believes that this classification of these health care professionals as independent contractors is proper for federal tax purposes.

Litigation

From time to time, the Group is involved in litigation other than medical malpractice arising in the ordinary course of business.  Although the outcome of these matters is not presently determinable, it is the opinion of the Group’s management, based on consultation with legal counsel, that the outcome of these matters will not materially affect the financial position and results of operations of the Group.  Due to uncertainties in the settlement process, it is at least reasonably possible that management’s estimate of the outcome, favorably or unfavorably, will change within the next year.

NOTE 12 — CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subjects the Group to concentration of credit risk consist principally of cash deposits in excess of the Federal Deposit Insurance Corporation (the “FDIC”) insured limits.  At December 31, 2013 and 2012, all funds held at financial institutions were within FDIC limits.

The Group receives significant payments for services rendered to beneficiaries of the Medicare and Medicaid programs.  The amount ultimately received for services rendered to beneficiaries of these programs is dependent on the regulations governing these programs and is therefore subject to frequent and substantial change.  Although the Group provides services to patients nationwide, significant concentrations exist in the southeastern region.  The Group is therefore dependent on the general economic conditions in these locations.

NOTE 13 — SUBSEQUENT EVENTS

On June 10, 2014, EmCare, Inc. (“EmCare”), a wholly-owned subsidiary of Envision Healthcare Holdings, Inc., entered into an Interest Purchase Agreement (the “Purchase Agreement”) with the Group and all of the equity owners of the Group (the “Sellers”), pursuant to which EmCare agreed to acquire from Sellers all of the issued and outstanding equity interests of the Group for $170 million in cash, subject to certain adjustments as set forth in the Purchase Agreement, and the assumption of certain liabilities of the Group (the “Transaction”).

The Purchase Agreement contains customary representations, warranties and covenants by each party, including covenants with respect to the conduct of the Group prior to the completion of the Transaction, compliance with applicable laws and regulations, and the Group’s eligibility for participation and reimbursement under federal and state health care programs.  Additionally, the Sellers have agreed to certain non-compete restrictions for three-years after closing of the Transaction and will not solicit employees of the Group or affiliated entities for one-year after closing, both as more fully set forth in the Purchase Agreement.  The transaction was consummated on June 17, 2014.